EXHIBIT 99.342

A Proposal For a Real-Time Competitive Response System Dr. George Backus Policy Assessment Corporation

Agenda Project Overview Proposal Overview System Definition PX/ISO Definition Contractual Overview

Project Overview Need: Comprehensive Gaming System, PX/ISO Simulation, Strategy Search System, ST-Forecasting System, and Data Mining for Short-Term Tactical Gaming (With Mid/Long-Term Capabilities). Will Update System for California Details, Add ST Timing, Add PX/ISO, Add Data Gathering/Mining. Have Gaming Model (Generation and Demand), Strategy Search System, ST-Forecasting. Will Build PX/ISO Simulation Using Staff Would Worked on Actual System; Implement California Specific Strategies, Add Real-Time Accounting, Augment Search System With Data Gathering/Mining.

Proposal Overview Hemant (Phases, project importance to SCE, Perot and Pac,+ ?)

System Definition DAC UDC (Bid) Demand Forecast PX ISO Generation (DAC) Generation (Bid) SC (DAC) SC (Bid) Brokers $ Transfers, Generation Transmission Constraints

System Definition HYPERSENS Data Definition Structure Simulation Models Stochastic Strategies (Bids, Availability) (Generation, Demand) Verification

Features Determine Portfolio of (Weekly) Daily, Hourly, Spot and Ancillary-Service Actions to Maximize Profitability. Determine Protocol Areas That Benefit the Bid, Availability, Over/Under-Booking and Congestion Gaming. Determine Monetary Value of Changing Game Rules (PX/ISO, FERC, and CPUC). Coordinate Generation And UDC Gaming for Maximum Company Profitability. Determine (New and Old) Competitor Threats and Strategies. Complete Loss Avoidance and Profit Risk Control. Demand, Financial, Generation Simulation for All Players.

California Gaming Abundant Complex Rules Cause Abundant Complex Gaming Movement in Day-Ahead, Hour-Ahead, and Real-Time Markets for Generation and Ancillary Services Provides Gaming Options Large Domain Between Genteel and Illegal Supply, Demand and Combination Gaming Rules Change and Change (This is as of April 9th, 1997 and considers new Ancillary-Service rules.)

Demand Gaming DAC who owns generation or flexible production does what it wants for most of month, has "hidden" hourly meter, bids or contracts perfect profile, can match end-of- month MWh, and leaves all imbalance-energy charges with UDC, independent of profile. UDC loss is estimated in-flow less hourly- metered and estimated profile. UDC (as residual without other players) realizes all uncertainty as imbalance charges.

UDC Gaming Over-Book Day-Ahead and Sell on Hour- Ahead or Real-Time (or Vice-Versa Depending on Price Gradient). Over-Booking Could Force Other Prices up for Profit. Under-Book Day-Ahead to Force Hour-Ahead Down; Take Hour-Ahead Rates.

Supply Gaming Ancillary and generation markets are mixed. Generation bid often contains start-up and no- load costs. Ancillary may not include these costs, especially if generation and ancillary bids come from same plant. Price can drop or rise on real-time market. Generator over books DAC load (with possible help from DAC), has unit output "frozen." At end of day ISO has to pay generator real-time price for the excess capacity. If price can drop on real-time market, then under-book/generate for DACs.

Future Games North-to-south generation can cause congestion that increases revenue for south- generation despite congestion costs. Force inter-zonal constraint that hurts competitor worse than you, such as a small schedule-coordinated producer. Build plant at interconnect to cause congestion problems. After 5-X Years, Social Efficiency Issues Will Demand Poolco-Like System.

Combative Moves Congestion iteration makes and relieves constraint at cost to competitor. If real-time price drops due to ancillary-service bidding convolution, then have outage. In intra-zonal market, occasionally high-bid constrained-on unit. If hit for LT. contract, make money by never running plant - change internal dispatch. Every Gaming Move Has Counter Move

Other "Games" Micro-Bids As Probes. If You Are Marginal Plant, Have (Multiple) Outage(s) and Have Other Plants in Queue. Use Model to Determine (Without Signals) That Generation or UDC Should Take Strategy Lead to Avoid "Conflict" of Financial Interests. Combined Generation/UDC Over/Under-Book Strategies. External 3rd Party Alliance (Collaborator) on Bids and Generation Ownership.

PX/ISO Definition Paul And Dariush

Contractual Overview Hemant (Cost, Schedule, Resource needs)